UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

MSC – Medical Services Company

(Exact name of registrant as specified in its charter)

Florida	333-132913	59-2997634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

841 Prudential Drive, Suite 900

Jacksonville, Florida 32207

(Address of principal executive offices, including zip code)

(904) 646-0199

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) Thomas Moloney, a member of the Board of Directors of MSC – Medical Services Company (the “Company”) and the Company’s audit committee chairman, has agreed to assume the role of interim Chief Financial Officer of the Company until the Company can hire a permanent Chief Financial Officer. Mr. Moloney served as Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services from 1992 through its acquisition by Manulife in 2004 and prior to that as Senior Vice President and Controller. He played a critical role in Hancock’s demutualization, IPO, strategy and subsequent sale to Manulife. He has served as a director for eight Hancock subsidiaries, chairman of three, and as chairman of several audit committees. He also serves on the board of 5 Star Life Insurance Company, Manulife International Hong Kong and Shawmut Design and Construction Company. Mr. Moloney is the past Chairman of the Boston Municipal Research Bureau and is currently on the Board of Trustees for the Boston Children’s Museum (where he served as chairman for six years through November, 2007) and a member of the Board of Nashoba Learning Center. Since his retirement from John Hancock Financial Services, Mr. Moloney has worked as an independent consultant and focused on philanthropic endeavors. Mr. Moloney is currently 64 years old. Mr. Moloney and the Company are finalizing the terms of his interim employment.

Effective December 31, 2007, Gary S. Jensen, the Chief Financial Officer of the Company resigned. In connection with such resignation, Mr. Jensen and the Company entered into a Consulting Agreement, dated as of December 31, 2007 (the “Consulting Agreement”) attached as an Exhibit hereto, pursuant to which the Company agreed to pay Mr. Jensen (a) severance pay in the amount equal to nine months of his then existing base salary commencing December 31, 2007 through September 30, 2008 (the “Severance Period”), and (b) his COBRA premium payments during the Severance Period. During the Severance Period, Mr. Jensen has agreed to cooperate in the transition of matters associated with his prior duties as Chief Financial Officer for a period of up to four months, pursuant to which he will be compensated at a rate of $22,500 per month for the first two months of consulting services and at a rate of $130 per hour thereafter.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.30 Consulting Agreement dated as of December 31, 2007 between MSC - Medical Services Company and Gary Jensen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2007	MSC – MEDICAL SERVICES COMPANY

/s/ Joseph P. Delaney
Joseph P. Delaney
President and CEO

Exhibit Index

Exhibit No.	Description
10.30	Consulting Agreement dated as of December 31, 2007 between MSC - Medical Services Company and Gary Jensen.